                                                                 Exhibit (10)(k)

                           CALLOWAY'S NURSERY, INC.
               PRODUCT LINE MANAGEMENT PROFIT SHARING BONUS PLAN
                 FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997

I.   PROFIT SHARING BONUS

     A. An annual Product Line Management profit sharing bonus will be paid on the income of Calloway's Nursery, Inc. (the "Company") after payment of all expenses, including Store Management Bonuses, but before payment of Management Profit Sharing Bonuses, and state and federal income taxes ("Pre-tax Net Profit").

     B. The total profit sharing bonus pool will be equal to 4% of Pre-tax Net Profit.

     C.   Example:

                                               Current Year   Prior Year
          Sales                                 $29,500,000   $24,000,000
          Cost of goods sold                     15,900,000    12,700,000
                                               --------------------------
          Gross profit                           13,600,000    11,300,000

          Retail payroll expenses                 3,800,000     3,100,000
          Retail operating expenses               2,300,000     2,100,000
          Retail Rent expense                     2,400,000     2,400,000
          General & administrative expenses       2,200,000     2,000,000
          Advertising expenses                    1,200,000     1,100,000
          Depreciation & amortization               400,000       450,000
          Net interest expense (income)            (200,000)     (150,000)
          Store management bonuses                  162,000        30,000
                                               --------------------------
          Pre-tax Net Profit                    $ 1,338,000   $   270,000
                                               ==========================
          $1,338,000 Pre-tax Net Profit.

          BONUS POOL CALCULATION:
               4% of Pre-tax Net Profit = $53,520
               Bonus Pool =           $53,520

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                           CALLOWAY'S NURSERY, INC.
               PRODUCT LINE MANAGEMENT PROFIT SHARING BONUS PLAN
                 FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997

     D. Product Line Management profit sharing bonuses will be awarded to each participant on the basis of a fraction multiplied by the amount of the bonus pool. The numerator of the fraction is the salary of the participant in effect on September 30, 1997 and the denominator of the fraction is the total of the annual salaries of all participants in effect on September 30, 1997. In the event a participant serves less than the full fiscal year:

               A participant in the Plan who does not start the year, and therefore serves less than the full fiscal year, will receive a bonus for the portion of the fiscal year the participant does serve. Therefore, a participant who starts on September 1st will receive 30/365ths of the bonus attributable to his fraction of the bonus pool. The remaining 335/365ths will be allocated to the other participants on a pro rata basis in accordance with their respective shares in the bonus pool.

II.  PARTICIPANTS

     The participants in the Plan are those who hold the following positions in the Company:

          Product Line Manager

III. GENERAL PROVISIONS

     A. No bonus accrues for any reason on any amount less than "0", or break-even.

     B. All bonuses are payable after the end of the fiscal year and no bonus will be paid in the event of termination of employment on or prior to September 30, 1997, whether termination be voluntary or involuntary, with cause or without cause.

     C. For purposes of all calculations under the plan, the amounts shall be taken from the Company's audited financial statements, except, that
                                                                 ------
          Goodwill amortization expense shall be calculated using a forty (40) year straight-line amortization based on the original amount of Goodwill "pushed-down" to the Company.